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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES              Exhibit 12 - Statement Regarding Computation
                                                               of Ratios of Earnings to Fixed Charges


         (in thousands, except ratios)
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                                        February 1,   February 3,   January 28,   January 29,   January 30,
Fiscal year                                    1997          1996          1995          1994          1993
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
     Interest                              $30,306      $ 32,072      $ 25,931      $ 19,701       $20,180
     Interest factor in rental expense      11,205         7,743         6,157         5,595         4,698
     Capitalized interest                    1,575         1,407         1,850         1,254           852
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(a)  Fixed charges, as defined             $43,086      $ 41,222      $ 33,938      $ 26,550       $ 25,730

     Earnings before income taxes and
      cumulative effect of change in
      accounting principle                $159,229      $129,452      $126,482      $104,508       $ 85,615
     Fixed charges                          43,086        41,222        33,938        26,550         25,730
     Capitalized interest                   (1,575)       (1,407)       (1,850)       (1,254)          (852)
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(b)  Earnings, as defined                 $200,740      $169,267      $158,570      $129,804       $110,493

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(c)  Ratio of earnings to fixed
     charges (b/a)                             4.7X          4.1x          4.7x          4.9x           4.3x

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